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                                                                      Exhibit 21


                                 SUBSIDIARIES

                                                        State or Jurisdiction
Name of Subsidiary (1)                                     of Incorporation
- ------------------                                      ---------------------

Helvetia Coal Company                                       Pennsylvania
Keystone Coal Mining Corporation                            Pennsylvania
Rochester & Pittsburgh Coal Co.
(Canada) Limited                                            Canada
  Cargo Dockers Ltd. (2)                                    Canada
  Cordin Ltd. (3)                                           Canada
United Eastern Coal Sales Corporation                       Pennsylvania
  The White Star Coal Co., Inc. (4)                         New York
RFC Fuel Corporation                                        New York
Leatherwood, Inc.                                           Pennsylvania
Westco Coal Company                                         Pennsylvania
  Kent Coal Mining Company (5)                              Pennsylvania
  O'Donnell Coal Company (5)                                Pennsylvania
  Pyrra Mining Company (5)                                  Pennsylvania
Jeffco Coal Company                                         Pennsylvania
  DSB Company (6)                                           Pennsylvania
  Maud Mining Company (6)                                   Pennsylvania
  Mary Margaret Mining Company (6)                          Pennsylvania
Subco, Incorporated                                         Pennsylvania
  Church Street Holdings, Inc. (7)                          Delaware
  Allegheny Highlands Realty Company (7)                    Pennsylvania
  Cowanshannock Coal Company, Inc. (8)                      Pennsylvania
  Young Township Coal Company, Inc. (8)                     Pennsylvania
New Century Holdings, Inc.                                  Delaware
  Eighty-Four Mining Company (9)                            Pennsylvania
  Lucerne Land Company (9)                                  Pennsylvania


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(1)   All subsidiaries do business under the name as listed.
(2)   Subsidiary of Rochester & Pittsburgh Coal Co. (Canada)
      Limited.
(3) This corporation is a nonoperating subsidiary of Rochester & Pittsburgh Coal Co. (Canada) Limited.
(4)   Subsidiary of United Eastern Coal Sales Corporation.
(5)   Subsidiary of Westco Coal Company.
(6)   Subsidiary of Jeffco Coal Company.
(7)   Subsidiary of Subco, Incorporated.
(8) These corporations are nonoperating subsidiaries of Subco, Incorporated.
(9)   Subsidiary of New Century Holdings, Inc.


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